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                                                                     EXHIBIT 5.1

American Physician Partners, Inc.
2301 NationsBank Plaza
901 Main Street
Dallas, Texas  75202-3721

Attention:  Paul M. Jolas, Esq.

       Re:  Registration Statement on Form S-1 (Registration No. 333-30205)

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-1 (Registration No. 333-30205) initially filed by American Physician Partners, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") on June 27, 1997, as amended by Pre-Effective Amendment No. 1 filed with the SEC on August 22, 1997 and Pre-Effective Amendment No. 2 filed with the SEC on September 15, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,000,000 shares of Common Stock, $.0001 par value (the "Shares") which includes an over-allotment option granted to the Underwriters to purchase additional Shares. The Shares are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit the transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to all references to our name wherever appearing in such Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                       Very truly yours,



                                       BROBECK, PHLEGER & HARRISON LLP